UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 22, 2003

        KANA Software, Inc.
(Exact name of registrant as specified in its charter)

        Delaware
(State of Other Jurisdiction of Incorporation)

000-27163	77-0435679
(Commission File Number)	(I.R.S. Employer Identification Number)

181 Constitution Drive
      Menlo Park, California    94025
(Address of principal executive offices, including zip code)

        (650) 614-8300
(Registrant's telephone number, including area code)

        Not Applicable
(Former name or former address, if changed since last report)

Item 7: FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

The following exhibits are filed herewith:

99     Press release dated April 22, 2003 by KANA

Item 9: REGULATION FD DISCLOSURE

In accordance with SEC Release No. 33-8216, the following information, required to be furnished under "Item 12. Results of Operations and Financial Condition," is furnished under "Item 9. Regulation FD Disclosure." See Item 12 below.

Item 12: RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On April 22, 2003 KANA issued a press release announcing its financial results for the fiscal quarter ended March 31, 2003 and certain other information. This press release, which has been attached as Exhibit 99 discloses certain financial measures, such as earnings before income taxes, depreciation and amortization (EBITDA). In order to fully assess KANA's financial operating results, management believes that EBITDA is an appropriate measure for evaluating the operating performance of KANA, because it reflects the resources available for strategic opportunities including, among others, to invest in the business, make strategic acquisitions and strengthen the balance sheet. However, EBITDA should be considered in addition to, not as a substitute, or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with generally accepted accounting principles.

SIGNATURE

Pursuant to the requirement of the Security Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 22, 2003

KANA Software, Inc.

By:	/s/ John Huyett

John Huyett
Executive Vice President and Chief Financial Officer